Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Greg Cross

Extreme Networks Public Relations

408 579 3483

gcross@extremenetworks.com

EXTREME NETWORKS TO REPORT Q4 REVENUE IN LINE WITH ANALYST

ESTIMATES OF BETWEEN $79 MILLION AND $81 MILLION

Company Appoints Bob L. Corey as Senior Vice President and Chief Financial Officer

SANTA CLARA, Calif.; July 17, 2009 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced that it expects to report revenue between $79 million and $81 million for the quarter ended June 28, 2009 and a cash and investments balance as of that date of approximately $127 million. The Company plans to announce earnings on July 30, 2009 after the market closes and has scheduled a conference call for that day at 5 p.m. EDT (2 p.m. PDT).

The Company also today announced that Karen M. Rogge, Senior Vice President and Chief Financial Officer, has tendered her resignation in order to pursue other opportunities. Ms. Rogge’s last day will be July 20, 2009. She joined the Company in April 2007. “We thank Karen for her service to Extreme and we wish her well in her future endeavors,” said Mark Canepa, president and CEO of Extreme Networks.

The Company further announced that Bob L. Corey has been named Senior Vice President and Chief Financial Officer. “We are very pleased that Bob has agreed to bring his extensive financial and executive experience to the Company,” said Canepa. Mr. Corey has served on the Company’s Board of Directors since December 2003. He is resigning his position as Chairman of the Audit Committee and member of the Company’s Board of Directors to assume his new responsibilities.

“I’m delighted to work with the worldwide team of professionals at Extreme,” said Mr. Corey. Mr. Corey has served in a variety of executive positions, most recently as Executive Vice President and Chief Financial Officer for Thor Technologies, Inc. and Executive Vice President and Chief Financial Officer of Documentum, Inc. Earlier in his career Mr. Corey held senior financial executive positions with Forte Software, Ashton-Tate Corporation and Western Digital Corporation. Mr. Corey also served as Chairman of the Board of Directors of Interwoven, Inc. until its recent acquisition by Autonomy Corporation plc, and will continue to serve on the Board of Directors of Veraz Networks as Chairman of the Audit Committee.

Mr. John Kispert will assume the Chairmanship of the Company’s Audit Committee. Mr. Kispert has 15 years of experience serving in various executive leadership positions in the high-technology industry. In February 2009, Mr. Kispert was hired to serve as President and Chief Executive Officer of Spansion, Inc., a manufacturer of flash memory products, to oversee that company’s reorganization of its business. Previously, Mr. Kispert served as the President and Chief Operating Officer of KLA-Tencor Corporation.

Cautionary Statement Regarding Preliminary Nature of Financial Results

The Company cautions that the preceding preliminary financial results are unaudited estimates that have not been reviewed by the Company’s Independent Registered Public Accounting Firm and are therefore subject to modification in the course of completing the Company’s quarter-end financial review and completion of the Company’s full financial results. The Company is continuing to review its financial and operating results, and actual results may differ materially from those contained herein based on further review, any additional accounting adjustments and other factors.

Conference Call

As previously announced, the Company intends to release full financial results for its fiscal fourth quarter ended June 28, 2009 after the close of regular market trading on Thursday, July 30, 2009. A conference call will follow at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-888-561-1721 (international callers dial 1-480-629-9869). A 48-hour replay will be available following the call by dialing 1-800-406-7325 (international callers dial 1-303-590-3030); the replay passcode is 4114946. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted on the Investor Relations section of the Company’s website www.extremenetworks.com.

About Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The Company’s network solutions feature high performance and high availability switching that deliver insight and control enabling customers to solve their real-world business communications challenges. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s preliminary financial results. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to adjustments based upon further review of the Company’s financial results for its fiscal quarter ended June 28, 2009. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

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